UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

WIRELESS HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0077474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Ocean Blvd, Boca Raton, Florida	33062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 347-9220

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

  On October 17, 2006, Wireless Holdings, Inc., a Florida corporation (“Wireless Holdings”, the “Company”, “we”, “our” or “us”), Wireless Acquisition Holdings Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary (“Acquisition Corp.”) and H2Diesel, Inc. a Delaware Corporation (“H2Diesel”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. will merge with and into H2Diesel (the “Merger”). A copy of the Merger Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.

H2Diesel is a recently formed development stage company that holds an exclusive license for North America, Central America and the Caribbean to exploit proprietary technology to manufacture bio-fuel that is intended to be marketed as “bio-diesel” fuel or heating fuel or, alternatively, as a new class of bio-fuel or fuel additive.

In connection with the Merger:

•	H2Diesel will become our wholly-owned subsidiary;

•
a change of control of our company will occur, because former H2Diesel stockholders will receive shares of our common stock, par value $.001 per share, representing in the aggregate 93.52% of the outstanding shares of our common stock immediately following the merger;

•	we will assume all of H2Diesel’s obligations under its outstanding stock options and warrants;

•
we will assume H2Diesel’s employment agreements with its executive officers, who will become executive officers of our company upon the Merger, and directors of our company (subject to our compliance with Section 14f-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14f-1 thereunder);

•	we will assume the registration rights of certain of H2Diesel’s stockholders; and

•	we will cease being a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act.

The Merger is subject to a number of conditions, including that we are required to (i) pay an aggregate of $300,000 to our Chief Executive Officer, Joseph Hess in consideration of the payment in full of all indebtedness owed by us to Mr. Hess and the sale to us of 29,075,000 shares of our common stock, which shares will be cancelled at the closing of the Merger; and (ii) transfer to Mr. Hess all of the capital stock of our subsidiary, Action Wireless, Inc., a Florida corporation, through which we conducted our historical wireless products reseller business, and Mr. Hess is required to assume and agree to indemnify and hold us harmless from the historical and future liabilities of those operations. The Merger conditions are set forth in Article 7 of the Merger Agreement.

The consideration issued in the Merger was determined as a result of arm’s-length negotiations between the parties.

Following the Merger, upon the receipt of stockholder approval and compliance with Section 14(c) of the Exchange Act and Regulation 14C thereunder, we intend to change our name to “H2Diesel Holdings, Inc.” or a similar name. In addition, we intend to seek a new trading symbol once our name change is complete.

Under Florida and Delaware law, we will not need the approval of our stockholders to complete the Merger because we are not a constituent corporation in the Merger. The constituent corporations in the merger are Wireless Acquisition and H2Diesel, each of which is or was a Delaware corporation. The Merger and its related transactions have been approved unanimously by H2Diesel’s shareholders.

Section 9 - Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(d)	Exhibits

Exhibit No.  Exhibits

2.1	Agreement of Merger and Plan of Reorganization between Wireless Holdings, Inc., Wireless Acquisition Holdings Corp. and H2Diesel dated October 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS HOLDINGS, INC.

Dated: October 17, 2006	By:	/s/ Joseph Hess
Name: Joseph Hess
Title: Chief Executive Officer